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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Symbol Technologies, Inc.

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Motorola, Inc.

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Filed by Motorola, Inc.
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Symbol Technologies, Inc.
Commission File No.: 1-9802
      The following is a Q&A referred to by Motorola representatives in connection with Motorola’s proposed acquisition of Symbol Technologies, Inc.
1.	What is being announced today?
•	Motorola and Symbol today announced that they have signed an agreement under which Motorola has agreed to acquire Symbol.

•	One of the reasons why Motorola was so attracted to Symbol was the depth and breadth of its product offerings. Motorola’s brand recognition and Symbol’s expertise in enterprise mobility will provide customers with the broadest and strongest portfolio of product offerings available in the marketplace. Symbol and Motorola share the same vision of a digital, mobile world for enterprises that matches the world people enjoy at home and at play. The Internet everywhere, data at our fingertips – regardless of device or network, and so much more.

•	Our products and services are highly complementary and synergistic.

•	By combining our adjacent assets, expertise, customer bases, supplier base and industry-leading products, we will together be a leading global player in enterprise mobility.

•	This transaction enables us to deliver significant value to our stockholders, as well as to our customers, partners and associates.
2.	Why is Motorola acquiring Symbol?
•	Symbol has been at the forefront of innovation in enterprise solutions for over 30 years, offering customers mobility solutions to help them operate their enterprises more efficiently.

•	Symbol and Motorola share the same vision of a digital, mobile world for enterprises that matches the world people enjoy at home and at play. The Internet everywhere, data at our fingertips — regardless of device or network, and so much more.

•	With the acquisition of Symbol, Motorola expects to enhance its ability to provide customers with an unrivaled portfolio of devices, networks and solutions.

•	By combining our adjacent assets, expertise, customer bases, supplier base and industry-leading products, we will together be a leading global player in enterprise mobility.

•	Symbol has a valuable patent portfolio and a strong solutions business with deep domain knowledge and expertise in key verticals including retail, manufacturing, travel and transportation, wholesale distribution and healthcare.

•	This transaction enables us to deliver significant value to our stockholders, as well as to our customers, partners and associates.

•	Symbol expands Motorola’s channel presence, both direct and indirect — Symbol has 12,000+ channel partners.

3.	What does Symbol produce?
•	Symbol’s product offerings include:
•	Rugged mobile and wearable computers

•	Automatic Identification and Data Capture (AIDC) solutions

•	Radio frequency identification (RFID) solutions

•	Enterprise wireless infrastructure (WLAN)

•	Mobility management platform
4.	Why is this transaction in the best interest of Motorola’s stockholders and Symbol’s stockholders?
•	We believe this transaction delivers significant value for both companies’ customers and stockholders.

•	Symbol and Motorola share the same vision of a digital, mobile world for enterprises that matches the world people enjoy at home and at play. The Internet everywhere, data at our fingertips — regardless of device or network, and so much more.

•	Our products and services are highly complementary and synergistic.

•	By combining our adjacent assets, expertise, customer bases, supplier base and industry-leading products, we will together be a leading global player in enterprise mobility.

•	Symbol’s strong mobile enterprise product portfolio, channels and customer base, backed by more than 12,000 channel partners and distributors and more than 900 patents, will help establish Motorola as a leader in enterprise mobility.

•	Under the terms of the agreement, Motorola has agreed to acquire all of the outstanding shares of Symbol common stock for $15 per share in cash representing an 18 percent premium to Friday’s, September 15th closing price.

5.	Into which of Motorola’s businesses will Symbol be integrated?
•	Symbol will be the cornerstone of Motorola’s Networks and Enterprise Business.

•	Symbol’s Holtsville, NY headquarters will be the core of Motorola’s global enterprise mobility business.
6.	Tell me more about Motorola’s Networks and Enterprise business, who leads it? Where is it based?
•	Greg Brown serves as president of Motorola’s Networks and Enterprise business, which is headquartered in Arlington Heights, IL.
7.	How will this transaction change the landscape for Symbol?
•	Until the transaction is completed, Symbol will be conducting business as usual, and will continue to operate as an independent entity.

•	Once the closing occurs, Symbol will be the cornerstone of Motorola’s Networks and Enterprise Business. Symbol’s Holtsville, NY, headquarters will be the core of Motorola’s global enterprise mobility business.

•	This is a major positive step in Symbol’s evolution. What began as a small start-up 30 years ago will now be part of a Fortune 100 company. Becoming the home of a major business unit of a Fortune 100 company will elevate Long Island’s profile as a hi-tech hub.
8.	What do you anticipate customer reaction to be with regard to the acquisition?
•	We expect customers will be excited about the merger.

•	We expect current customers will realize benefits as the brand recognition and broader reach of Motorola will expand Symbol’s product offerings and accelerate time to market.

•	We intend to offer a broader portfolio of products to both Symbol’s and Motorola’s channel partners.
9.	How comfortable is Motorola with Symbol’s matters with the Eastern District of New York and the SEC?
•	Motorola would not have done this transaction if it were not comfortable with Symbol’s regulatory state of affairs going forward. Symbol has made substantial progress working with various regulators over the past few years as manifest by its compliance processes, controls and culture. Motorola has satisfied itself sufficiently to move forward with this transaction.

10.	How do the cultures of the two companies compare?
•	Both companies share a culture of innovation and a commitment to excellence.

•	Symbol and Motorola also share the same vision of a digital, mobile world for enterprise that matches the world people enjoy at home and at play. The Internet everywhere, data at our fingertips — regardless of device or network, and so much more.

•	We look forward to a quick and seamless integration.

Transaction
11.	What are the terms of the transaction?
•	Under the terms of the agreement, Motorola has agreed to acquire all of the outstanding shares of Symbol common stock for $15 per share in cash.

•	Upon completion of the transaction, Symbol will become a wholly owned subsidiary of Motorola.
12.	What is Motorola’s strategic rationale for this acquisition?
•	What we have said in the past is that we are always evaluating opportunities to make smart acquisitions that provide us with valuable IP, products and/or access to important business opportunities. Symbol fits directly into this strategy.

•	With the acquisition of Symbol, Motorola expects to enhance its ability to provide customers with an unrivaled portfolio of devices, networks and solutions.

•	Our products and services are highly complementary and synergistic. Symbol is a leading “enterprise mobility” company. Its portfolio includes rugged mobile and wearable computers, RFID (radio frequency identification) systems, enterprise wireless infrastructure (WLAN), automatic identification and data capture (AIDC) systems and a mobility management platform.

•	Symbol has a valuable patent portfolio and a strong solutions business with deep domain knowledge and expertise in key verticals including retail, manufacturing, travel and transportation, wholesale distribution and healthcare.

•	Symbol’s world-class product platform complements Motorola’s vision of seamless mobility and will be the core of Motorola’s enterprise group.

•	By combining our adjacent assets, expertise, customer bases, supplier bases and industry-leading products, we will together be a leading player in enterprise mobility. We can also deliver significant value to both our customers and stockholders.
13.	How will Motorola take advantage of Symbol’s existing customer bases, distribution channels, and geographic strengths?
•	By combining our adjacent assets, expertise, customer bases, supplier bases and industry-leading products, we can together enhance our position as a leading player in enterprise mobility more quickly.

•	What we have said in the past is that we are always evaluating opportunities to make smart acquisitions that provide us with valuable IP, products and/or access to important business opportunities. Symbol fits directly into this strategy.

•	With the acquisition of Symbol, Motorola expects to enhance its ability to provide customers with an unrivaled portfolio of devices, networks and solutions.

•	Our products and services are highly complementary and synergistic. Symbol is a leading “enterprise mobility” company. Its portfolio includes rugged mobile and wearable computers, RFID (radio frequency identification) systems, enterprise wireless infrastructure (WLAN), automatic identification and data capture (AIDC) systems and a mobility management platform.

•	Symbol has a valuable patent portfolio and a strong solutions business with deep domain knowledge and expertise in key verticals including retail, manufacturing, travel and transportation, wholesale distribution and healthcare.

•	Symbol’s world-class product platform complements Motorola’s vision of seamless mobility and will be the core of Motorola’s enterprise group.

•	By combining our adjacent assets, expertise, customer bases, supplier base and industry-leading products, we will together be a leading player in enterprise mobility. We can also deliver significant value to both our customers and stockholders.

14.	How will Motorola fund the transaction?
•	Funds will be provided from Motorola’s cash on hand at closing.
15.	How will the acquisition of Symbol impact Motorola’s cash position?
•	We expect the all-cash structure will have a limited impact on the balance sheet.

•	Taking account of cash deployed to fund the acquisition of Symbol and related cash costs, Motorola is confident that it will remain in a sufficient position of liquidity. On a pro-forma basis if the acquisition had closed June 30, 2006, Motorola would have had a gross cash balance of $10.5 billion, and net cash of $6.2 billion.

•	Given our cash generation capabilities, we have been aggressive in buying back our shares while simultaneously reducing debt, paying dividends and investing in growth opportunities.
16.	Will the acquisition affect Motorola’s ongoing share repurchase program?
•	Motorola recently completed its first three-year $4.0 billion share repurchase program, ahead of schedule in only fourteen months, and is now undertaking an additional three-year $4.5 billion share repurchase program. We do not expect the acquisition of Symbol to have any impact on the pace of Motorola’s share repurchase activity.

•	Given our cash generation capabilities, we have been aggressive in buying back our shares while simultaneously reducing debt, paying dividends and investing in growth opportunities.
17.	How long have Motorola and Symbol been in discussions? How did discussions begin? Who approached whom?
•	The relevant details on the background of this acquisition will be disclosed in Symbol’s proxy statement to be filed shortly with the SEC.
18.	Does Motorola intend to retain the current senior management team at Symbol and if so, what incentives have been offered to retain the team?
•	Sal Iannuzzi will run Motorola’s enterprise mobility business. There is also a retention program in place for Symbol’s key management. Motorola is looking forward to welcoming this management team into roles of senior responsibility within Motorola’s global enterprise mobility business.

19.	When does Motorola expect to complete the acquisition? Are there any conditions to completing this transaction?
•	We expect to complete this transaction in late 2006 or early 2007 subject to customary regulatory approval and Symbol shareholder approval.
20.	What happens to Symbol’s brand name?
•	The combined integration team is reviewing the marketing strategy to maximize the value of our collective brands with our customers.
21.	What will Symbol be called after the transaction is complete?
•	Symbol will become a wholly owned subsidiary of Motorola upon completion of the merger. Branding will be evaluated as part of the integration process.
22.	Who will lead Motorola’s enterprise product portfolio?
•	Sal Iannuzzi will run Motorola’s enterprise mobility business.
Employee Specific
23.	Will the Symbol facilities remain open? Are there plans to relocate from current sites? Will Symbol’s headquarters be maintained?
•	Symbol’s Holtsville, NY headquarters will be the core of Motorola’s global enterprise mobility business.

•	Additionally, Motorola intends to establish Symbol’s Holtsville, NY location as a center of excellence for research and development of products and solutions for the enterprise customer.

•	Joint integration teams will assess future needs for other sites which provide the greatest potential to successfully serve the needs of our customers and associates worldwide.
24.	What arrangements have been made to ensure the retention of key talent at Symbol?
•	Motorola has entered into employment agreements with certain Symbol senior executives and we look forward to welcoming this management team into roles of senior responsibility within Motorola’s global enterprise mobility business.

•	The relevant details on these arrangements will be disclosed in Symbol’s proxy statement to be filed shortly with the SEC.

25.	What are Motorola’s vision and culture?
•	Symbol and Motorola share the same vision of a digital, a mobile world for enterprises that matches the world people enjoy at home and at play. The Internet everywhere, data at our fingertips — regardless of device or network, and so much more.

•	Motorola vision is known as Seamless Mobility — meaning that people have access to the information, people and entertainment they want — anytime, anywhere and from any device. Motorola has a more than 77-year heritage of innovation. It operates on a foundation of five values: customers, innovation, principles, performance and one Motorola.
26.	Will the Symbol team remain intact and will there be any layoffs as a result of this transaction? Will severance packages be offered to Symbol associates impacted by the acquisition?
•	This transaction is about growth, not cost cutting and we are confident that employees of both companies will enjoy enhanced opportunities.

•	This transaction strengthens and accelerates Motorola’s enterprise strategy.

•	The integration team will determine if and where there may be redundancies across the combined organization.

•	The Symbol Severance Plan is one of the benefits which Motorola has agreed to keep in place for 12 months after close.
27.	How will this change my job?
•	The most important thing for all associates to remember is to stay focused during this time and continue business as usual. Maintaining focus and discipline is the best way for all associates to have a positive impact on a successful future with Motorola.

•	Over time, the integration team and the management of both companies will review Symbol’s organization and job structures to align them with Motorola’s common global structure in order to further our commitment to “one Motorola.” Having said that, Motorola is expecting to identify some best practices at Symbol which could prove to be a better strategy for the combined company.
28.	What can employees expect in the interim?
•	It is business as usual for employees of both Motorola and Symbol until the transaction is completed.

•	It’s important that we all remain focused on serving our customers and delivering outstanding results.

29.	Where can Symbol associates go to learn more about Motorola?
•	www.motorola.com
30.	Where can Motorola employees go to learn more about Symbol?
•	www.symbol.com
Customer/Partner
31.	What happens to Symbol’s product lines?
•	One of the reasons why Motorola was so attracted to Symbol was the depth and breadth of its product offerings. Motorola’s brand recognition and Symbol’s expertise in enterprise mobility will provide customers with the broadest and strongest portfolio of product offerings available in the marketplace.

•	Motorola does not have any plans to discontinue Symbol products.

•	Throughout the integration process, if redundancies in product or service offerings are identified, plans will be developed on how best to integrate and consolidate such offerings.
32.	Can I immediately engage the other company in business opportunities with my present customers?
•	No. While Motorola has announced an agreement to acquire Symbol, the companies will continue to operate separately until the transaction is completed.

•	Until the transaction is completed, if Symbol customers ask about Motorola products or Symbol’s ability to deliver them, you may refer them to the Motorola Web site — www.motorola.com, but you can not engage Motorola.

•	Similarly, until the acquisition is complete, if Motorola customers ask about Symbol products or Motorola’s ability to deliver them, you may refer them to the Symbol Web site — www.symbol.com, but you can not engage Symbol.

•	If there are accounts in which both companies are engaged, you should continue business as usual until the transaction closes.

33.	How do I engage the other company now for future business in my territory?
•	Additional tools, mechanisms and procedures to outline customer engagement will be announced after the acquisition is officially completed.
•	Prior to completion of the acquisition, you can refer customers to either the Motorola or Symbol Web site for additional product information.

•	Until close it is business as usual and you may not engage the other company.
34.	How will Symbol products be handled in the future?
•	Following completion of the acquisition, Symbol products will become Motorola products but branding will be evaluated as part of the integration process. The intent is that they will be ordered and tracked using the mechanisms and tools used for all Motorola products, after the integration process is complete.
35.	Will any partner be able to sell both Motorola and Symbol products?
•	This will be evaluated as part of the integration process.

Forward-Looking Statements
This Q&A includes expressions of our future expectations, goals, prospects or other information that might be considered forward-looking statements. While these forward-looking statements represent our current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that may affect our forward-looking statements include those described in the joint press release announcing the agreement between Motorola and Symbol, in Motorola’s SEC reports, including but not limited to its most recent Form 10-K for the year ended December 31, 2005 and subsequently filed reports with the SEC. These filings are available for free on the SEC’s website at www.sec.gov and on Motorola’s website at www.motorola.com. Motorola assumes no obligation to update or revise any forward-looking statement and such forward-looking statements speak only as of the date hereof.
Additional Information and Where to Find It
In connection with the proposed acquisition and required stockholder approval, Symbol will file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Symbol. Symbol’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Symbol. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by Symbol with the SEC by going to Symbol’s Investor Relations page on its corporate web site at www.symbol.com.
Symbol and its officers and directors may be deemed to be participants in the solicitation of proxies from Symbol’s stockholders with respect to the proposed acquisition. Information about Symbol’s executive officers and directors and their ownership of Symbol common stock is set forth in the proxy statement for Symbol’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Symbol and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed with the SEC.

In addition, Motorola and its officers and directors may be deemed to have participated in the solicitation of proxies from Symbol’s stockholders in favor of the approval of the proposed acquisition. Information concerning Motorola’s directors and executive officers is set forth in Motorola’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 10, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Motorola’s Investor Relations page on its corporate web site at www.motorola.com.